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                                  EXHIBIT 99(a)

IN THE DISTRICT COURT OF APPEAL
FIRST DISTRICT, STATE OF FLORIDA COASTAL PETROLEUM COMPANY,

        Appellant,

v.                                                       CASE NO. 1D98-1998

FLORIDA  WILDLIFE  FEDERATION,
INC.;   SIERRA  CLUB,   FLORIDA
CHAPTER;    FLORIDA    AUDUBON
SOCIETY,   INC.;   ROBERT   A
BUTTERWORTH, ATTORNEY GENERAL;
ST. GEORGE ISLAND CIVIC CLUB;
and DEPARTMENT OF ENVIRONMENTAL
PROTECTION,

        Appellees.
-------------------------------/

Opinion filed June 26, 2000.

An appeal from an order of the Division of Administrative Hearings.

John K. Aurell of Ausley & McMullen, Tallahassee, Susan W. Fox of
Macfarlane, Ferguson & McMullen, Tampa, and Robert J. Angerer and
Robert J. Angerer,  Jr. of Angerer & Angerer,  Tallahassee,  for
Appellant

David G. Guest and S. Ansley Samson, Earthjustice Legal Defense Fund, Tallahassee, for appellees Florida Wildlife Federation, Inc., Sierra Club, Florida Chapter, and Florida Audubon Society, Inc.; Maureen M. Malvern, Senior Assistant General Counsel, and Andrew J. Baumann, Senior Assistant General Counsel, Office of General Counsel, and Jonathan A. Glogau, Assistant Attorney General, for appellee Department of Environmental Protection; and Monica K. Reimer, Assistant Attorney General, Tallahassee, for appellee Robert A. Butterworth, Attorney General.

        ON MOTIONS FOR REHEARING, CLARIFICATION OR CERTIFICATION

PER CURIAM.
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Whether DEP's denial of the permit  constitutes a taking for which  compensation is due is not before us, and we decline to comment on the merits of that issue, leaving it to be resolved in the circuit court. Tampa-Hillsborough County Expressway Authority. v A.G.W.S. Corporation, 640 So. 2d 54 (Fla. 1994); State, Department of Environmental Protection v. Burgess, 667 So. 2d 267 (Fla. 1st DCA
1995).

        Except as discussed herein, all motions are denied.

BARFIELD, C.J., BOOTH and WOLF, JJ., CONCUR.